Exhibit (c)(1)(a)
                               KEMPER FUNDS TRUST

                             Redesignation of Series

         The undersigned, being a majority of the Trustees of Kemper Funds Trust, a Massachusetts business trust (the "Trust"), acting pursuant to authority granted to the Board of Trustees in the Trust's Declaration of Trust dated October 14, 1998 (the "Declaration of Trust"), do hereby amend the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated January 19, 2000, as filed with the Secretary of The Commonwealth of Massachusetts, as follows:

         1. The series presently designated as Kemper Large Company Growth Fund is hereby redesignated "Scudder Focus Growth Fund";

         2. The series presently designated as Kemper Research Fund is hereby redesignated "Scudder Research Fund";

         3. The series presently designated as Kemper S&P 500 Index Fund is hereby redesignated "Scudder S&P 500 Stock Index Fund".


         All other terms and conditions of the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest dated January 19, 2000 shall remain in effect.

         The foregoing Redesignation of Series shall be effective January 1, 2001.

/s/James E. Akins                           /s/Thomas W. Littauer
----------------------------                ---------------------------------
James E. Akins, Trustee                     Thomas W. Littauer, Trustee


/s/Linda C. Coughlin                        /s/Kathryn L. Quirk
----------------------------                ---------------------------------
Linda C. Coughlin, Trustee                  Kathryn L. Quirk, Trustee


/s/James R. Edgar                           /s/Fred B. Renwick
----------------------------                ---------------------------------
James R. Edgar, Trustee                     Fred B. Renwick, Trustee


/s/Arthur R. Gottschalk                     /s/John G. Weithers
----------------------------                ---------------------------------
Arthur R. Gottschalk, Trustee               John G. Weithers, Trustee


/s/Frederick T. Kelsey
----------------------------
Frederick T. Kelsey, Trustee


Dated:  December 14, 2000